NEW PEOPLES BANKSHARES INC

NEWS RELEASE

FOR IMMEDIATE RELEASE:
April 30, 2024

FOR MORE INFORMATION, CONTACT:
J.W. Kiser
(276) 873-7000

NEW PEOPLES BANKSHARES ANNOUNCES FIRST QUARTER RESULTS

Honaker, Virginia – April 30, 2024

Highlights

- Net income for the first quarter of 2024 was $1.8 million, or $0.08 per basic and diluted share;
- Net interest margin was 3.48% for the first quarter of 2024 compared to 3.52% for the fourth quarter of 2023 and 3.83% for the first quarter of 2023;
- Total gross loans as of March 31, 2024, of $638.6 million, remained largely unchanged from $638.1 million as of December 31, 2023;
- Total deposits increased $24.3 million, or 13.6% annualized, during the three months ended March 31, 2024;
- A cash dividend of $0.07 per share was paid to shareholders, a 16.7% increase over the 2023 dividend; and
- New Peoples Bank remains well-capitalized with a leverage ratio of 10.91% at March 31, 2024.

Today, New Peoples Bankshares, Inc. (the "Company") (OTCBB: NWPP), the holding company for New Peoples Bank, Inc. (the "Bank"), announced first quarter 2024 net income of $1.8 million, or $0.08 per share, as compared to $2.0 million, or $0.08 per share, for the first quarter of 2023, a reduction in earnings of $236,000 or 11.7%.

J.W. Kiser, President and CEO of the Company, stated, "We are excited to be off to a solid start to 2024 with the first quarter resulting in net income of $1.8 million. We continue to grow with assets up $24 million this quarter and our net interest margin appears to be stabilizing after multiple quarters of extreme pressure; both of which are vital to producing strong earnings in today's current banking environment. In recognition of our solid performance in 2023, we were delighted to reward our shareholders with an annual dividend of $0.07 per share in March, marking a significant 17% increase from the previous year. This is a promising start to 2024, and we are committed to maintaining this momentum as we move through the year."

Revenue

Net Interest Income/Net Interest Margin

Net interest income for the quarter ended March 31, 2024 was $6.9 million compared to $7.1 million for the quarter ended March 31, 2023. The decrease was primarily due to an increase in the cost of interest-bearing liabilities of 150 basis points ("bps") to 2.77% during the quarter ended March 31, 2024 compared to 1.27% during the quarter ended March 31, 2023. The time deposits portfolio was the primary contributor to the decline in the net interest income, due to an increase of 209 bps in the quarterly cost of time deposits to 3.77% and a $64.1 million increase in the average balance of time deposits due to a combination of new deposits and a shift in the mix from lower cost deposit products. Additionally, while the average cost of borrowed funds decreased 101 bps to 5.82%, the related interest expense increased $190,000 due to the increased average balance related to a Federal Home Loan Bank advance and a Federal Reserve Bank Bank Term Funding Program borrowing, taken in the second and fourth quarters of 2023, respectively, which increased the overall outstanding average balance $18.1 million. The increase in the cost of funds was offset in part by an increase of 70 bps in the yield on earning assets. The yield on loans increased 72 bps to 5.83%, partially assisted by recovery of interest on prior nonperforming loan, combined with an increase in the average balance of $49.5 million and interest rate increases on loan renewals and interest rate reset dates, helping to offset the increased cost of funding during the quarter ended March 31, 2024. These rate and volume

activities combined to result in a decrease in net interest income of $138,000, as the net interest margin decreased 35 bps, to 3.48% for the quarter ending March 31, 2024 as compared to the 3.83% margin for the same period in 2023.

Provision for Credit Losses

The provision for credit losses charged to the income statement for the quarter ended March 31, 2024 was a negative provision of $43,000 compared to a provision of $0 for the three months ended March 31, 2023. The amount of the provision for credit losses was impacted by net loan recoveries of $146,000 during the quarter ended March 31, 2024.

Non-interest Income

Non-interest income decreased $78,000 to $2.3 million for the quarter ended March 31, 2024 from $2.4 million for the comparable quarter in 2023. The decrease is due largely to the sales of bank properties in 2024 and 2023. During the first quarter of 2024, a sales agreement for a former branch office in Jonesborough, Tennessee was executed resulting in a loss of $33,000. During the same period of 2023, two former office facilities were sold resulting in a net gain of $130,000. The net year-over-year change of $163,000 resulting from these sales, included in other noninterest income, was partially offset by an increase in financial services revenue of $65,000.

Non-Interest Expense

Non-interest expense was $7.0 million for the quarter ended March 31, 2024 compared to $6.9 million for the quarter ended March 31, 2023. The $107,000 increase was impacted by the $97,000 increase in salaries and employee benefits, as well as occupancy expenses, which increased $11,000. The increase in salaries and employee benefits related to performance raises, along with severance costs and other contractual payments associated with the recent retirement of the previous chief executive officer and the elimination of several positions during the first quarter of 2024. The increase in occupancy costs are related to the opening of a branch office in Boone, North Carolina during the first quarter of 2024.

Balance Sheet

Total assets as of March 31, 2024 were $850.5 million, an increase of $24.2 million, or 2.9%, from $826.3 million as of December 31, 2023. Gross loans at March 31, 2024 of $638.6 million were largely unchanged from $638.1 million at December 31, 2023. Liquid assets in the form of interest-bearing deposits with banks increased $22.4 million or 44.6% during the first quarter of 2024. Investment securities decreased $791,000 during the first quarter of 2024 due to a $1.1 million increase in the unrealized loss on securities available for sale during the quarter, which, combined with payments and amortization of $2.8 million, more than offset purchases of $3.1 million.

Deposits were $740.8 million as of March 31, 2024 compared to $716.5 million as of December 31, 2023. The increase of $24.3 million, or 3.4%, was due to efforts to attract and retain time deposits and money market account relationships, combined with cyclical funds inflows. As a result of these efforts, total time deposits increased $15.5 million, including $3.0 million of brokered time deposits, and money market accounts increased $4.8 million during the first three months of 2024, respectively. The increase in time and money market deposits contributed to the increase in our cost of funds, as previously discussed, due to the continuing rising interest rate environment combined with ongoing competition for deposits.

Capital

During the first three months of 2024 total shareholders' equity decreased $796,000 to $64.0 million as of March 31, 2024, due to earnings of $1.8 million which were offset by dividends paid of $1.7 million, the $835,000 increase in the net unrealized loss on available-for-sale investment securities, and the repurchase of common stock totaling $85,000. Consequently, book value per share decreased to $2.70 as of March 31, 2024 compared to $2.73 at December 31, 2023. The Bank remains well capitalized per regulatory guidance.

As previously announced, the Board extended the repurchase of up to 500,000 shares of the Company's common stock through March 31, 2025. As of March 31, 2024, the Company had repurchased 34,113 shares during the first

three months of 2024 at an average price of $2.48 per share. Since the commencement of the repurchase plan, 210,299 shares have been repurchased at an average price of $2.34.

Asset Quality

The allowance for credit losses as a percentage of total loans was $7.4 million or 1.16% as of March 31, 2024, and $7.3 million or 1.14% as of December 31, 2023. The allowance for credit losses on unfunded commitments was $238,000 at March 31, 2024 as compared to $285,000 at December 31, 2023.

Annualized net charge-offs (recoveries), as a percentage of average loans, was (0.09)% during the first quarter of 2024, compared to (0.01)% during the fourth quarter of 2023 and 0.01% in the first quarter of 2023.

Nonperforming assets, which include nonaccrual loans and other real estate owned, totaled $5.7 million as of March 31, 2024, an increase of $2.0 million, or 55.6%, since year-end 2023. Nonperforming assets as a percentage of total assets were 0.67% as of March 31, 2024, and 0.45% as of December 31, 2023.

Other real estate owned of $157,000 as of March 31, 2024 is unchanged from December 31, 2023. Expenses associated with other real estate owned were $4,000 for the three months ended March 31, 2024, compared to $6,000 during the three months ended March 31, 2023. Nonaccrual loans increased $2.0 million to $5.5 million as of March 31, 2024 from $3.5 million at December 31, 2023, due largely to a single loan relationship that was downgraded and placed in nonaccrual status during the first quarter of 2024.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 17 locations throughout southwest Virginia, eastern Tennessee, western North Carolina and southern West Virginia. The Company's common stock is traded over the counter under the trading symbol "NWPP". Additional investor information can be found on the Company's website at https://newpeoples.bank/Bankshares-About-Us.

This news release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include:

> *(i) the success or failure of efforts to implement the Company's business plan; (ii) any required increase in the Company' regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company's nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company's markets; (vii) the Company's ability to attract and retain talent; (viii) demographical changes in the Company's markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company's market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower's ability to repay and the Company's management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company's ability to successfully manage cyber security; (xx) the Company's reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; (xxiii) disruptions in the financial services industry or individual financial institutions and the subsequent media attention that could impact our customers' behavior; and (xxiv) other*

risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NEW PEOPLES BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

Dollars in thousands, except per share	**March 31, 2024**	**March 31, 2023**
Interest income on loans, including fees	$ 9,213	$ 7,382
Interest income on investment securities	530	560
Interest income and dividends on all other	871	580
Total interest and dividend income	10,614	8,522
Interest expense on deposits	3,151	1,146
Total interest expense	3,684	1,454
Net interest income	6,930	7,068
Provision for credit losses	(43)	-
Net interest income after provision for credit losses	6,973	7,068
Total non-interest income	2,321	2,399
Total non-interest expenses	6,977	6,870
Income tax expense	531	576
Net income	$ 1,786	$ 2,021
Basic and diluted income per share	$ 0.08	$ 0.08
Return on average shareholders' equity	11.11%	14.05%
Return on average assets	0.86%	1.07%

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED BALANCE SHEET HIGHLIGHTS
QUARTERS ENDED MARCH 31, 2024 THROUGH MARCH 31, 2023
(IN THOUSANDS)
(UNAUDITED)

Dollars in thousands	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**	**June 30, 2023**	**March 31, 2023**
Total cash and cash equivalents	$ 88,849	$ 64,977	$ 52,877	$ 67,683	$ 74,333
Investment securities available-for-sale	89,014	89,805	87,452	93,106	96,722
Loans receivable	638,594	638,111	626,203	609,038	590,490
Allowance for credit losses	(7,406)	(7,256)	(6,908)	(6,814)	(6,661)
Total assets	850,488	826,313	799,953	802,992	793,635
Total deposits	740,779	716,467	704,822	708,076	708,817
Borrowed funds	36,186	36,186	26,496	26,496	16,496
Total liabilities	786,473	761,502	739,995	742,835	733,947
Total shareholders' equity	64,015	64,811	59,958	60,157	59,688

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 THROUGH MARCH 31, 2023
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

Dollars in thousands, except per share	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**	**June 30, 2023**	**March 31, 2023**
Interest income on loans, including fees	$ 9,213	$ 8,841	$ 8,453	$ 7,876	$ 7,382
Interest income on investment securities	530	525	535	547	560
Interest income and dividends on all other	871	644	597	595	580
Total interest and dividend income	10,614	10,010	9,585	9,018	8,522
Interest expense on deposits	3,151	2,681	2,110	1,645	1,146
Total interest expense	3,684	3,100	2,544	2,018	1,454
Net interest income	6,930	6,910	7,041	7,000	7,068
Provision for credit losses	(43)	345	155	149	-
Net interest income after provision for credit losses	6,973	6,565	6,886	6,851	7,068
Total non-interest income	2,321	2,710	2,436	2,404	2,399
Total non-interest expenses	6,977	7,200	6,883	7,035	6,870
Income tax expense	531	525	549	497	576
Net income	$ 1,786	$ 1,550	$ 1,890	$ 1,723	$ 2,021
Basic and diluted income per share*	$ 0.08	$ 0.07	$ 0.08	$ 0.07	$ 0.08

NEW PEOPLES BANKSHARES, INC.
KEY PERFORMANCE AND CAPITAL RATIOS
(UNAUDITED)

	For the three-months ended				
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Key Performance Ratios					
Earning assets yield	5.32%	5.09%	4.94%	4.78%	4.62%
Cost of interest-bearing liabilities	2.77%	2.44%	2.05%	1.70%	1.27%
Cost of funds	1.95%	1.66%	1.38%	1.13%	0.83%
Net interest margin	3.48%	3.52%	3.63%	3.71%	3.83%
Return on average shareholders' equity	11.11%	10.18%	12.38%	11.62%	13.90%
Return on average assets	0.86%	0.76%	0.94%	0.88%	1.05%
Efficiency ratio[#]	75.42%	74.85%	72.62%	74.80%	72.56%
Loan to deposit ratio	86.21%	89.06%	88.85%	86.01%	83.31%
Asset Quality					
Allowance for credit loss to total loans	1.16%	1.14%	1.10%	1.12%	1.13%
Net (recoveries) charge-offs to average loans, annualized	(0.09)%	(0.01)%	0.04%	0.03%	0.01%
Nonaccrual loans to total loans	0.87%	0.55%	0.45%	0.42%	0.48%
Nonperforming assets to total assets	0.67%	0.45%	0.38%	0.35%	0.39%
Capital Ratios (Bank Only)					
Tier 1 leverage	10.91%	11.11%	11.06%	11.05%	10.98%
Tier 1 risk-based capital	15.29%	15.33%	15.24%	15.36%	15.35%
Total risk-based capital	16.54%	16.58%	16.46%	16.59%	16.58%
Total common equity tier 1 capital	15.29%	15.33%	15.24%	15.36%	15.35%

[#]- The efficiency ratio is computed as a percentage of noninterest expense divided by the sum of net interest income and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate it differently.

NEW PEOPLES BANKSHARES, INC.
Net Interest Margin Analysis
Average Balances, Income, Expense, and Yields and Rates
Three Months Ended March 31,
(IN THOUSANDS)

(Dollars are in thousands)	2024 Average Balance	2024 Income/ Expense	2024 Yields/ Rates	2023 Average Balance	2023 Income/ Expense	2023 Yields/ Rates
ASSETS						
Loans [(1) (2)]	$ 635,571	$ 9,213	5.83%	$ 586,116	$ 7,382	5.11%
Federal funds sold	121	2	5.31%	631	7	4.67%
Interest bearing deposits in other banks	61,940	826	5.36%	47,944	533	4.50%
Taxable investment securities	104,566	573	2.19%	112,739	600	2.13%
Total earning assets	802,198	10,614	5.32%	747,430	8,522	4.62%
Less: Allowance for credit losses	(7,426)			(6,861)		
Non-earning assets	38,791			36,812		
Total assets	$ 833,563			$ 777,381		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest-bearing demand deposits	$ 72,144	$ 137	0.76%	$ 80,331	$ 95	0.48%
Savings and money market deposits	160,832	543	1.36%	166,550	222	0.54%
Time deposits	263,972	2,471	3.77%	199,858	829	1.68%
Total interest-bearing deposits	496,948	3,151	2.55%	446,739	1,146	1.04%
Other borrowings	20,000	209	4.13%	1,556	19	4.95%
Trust preferred securities	16,186	324	7.91%	16,496	289	7.11%
Total interest-bearing liabilities	533,134	3,684	2.77%	464,791	1,454	1.27%
Non-interest-bearing deposits	226,246			245,010		
Other liabilities	9,519			8,606		
Total liabilities	768,899			718,407		
Shareholders' equity	64,664			58,974		
Total liabilities and shareholders' equity	$ 833,563			$ 777,381		
Net interest income		$ 6,930			$ 7,068	
Net interest margin			3.48%			3.83%
Net interest spread			2.55%			3.35%

(1) Nonaccrual loans and loans held for sale have been included in average loan balances.
(2) Tax exempt income is not significant and has been treated as fully taxable.